Significant Growth Opportunities Through Regulated Investments Capital investment profile 2007 2008 2009P 2010P 2011P 2012P 2013P Distribution 80 118 79 124 152 120 135 Transmission 176 93 27 56 58 137 85 GenConn 0 0 0 57 64.5 0 0 Conservation & Load Management 0 0 0 18 33 47 47 $ MM $256* $211* $106 $237 $275 Total projected capital and equity investments of $618 million '09-'11 Equity Investment Equity Investment *Excluding AFUDC and including non-cash accruals

Distribution Investments 2009P 2010-2011P Total Aging Infrastructure $20.9 $ 80.5 $101.4 Capacity 18.3 58.6 76.9 System Operations 17.7 26.2 43.9 Core Support 19.5 53.5 73.0 Central Facility 2.7 56.5 59.2 Total Distribution* $79.3 $275.2 $354.5 Aging Infrastructure Cable Replacement Distribution Transformer Replacement Pole Replacements Splice Chambers Substation Rebuilds Substation Removals Capacity Broadway Substation Shelton Substation Bus Additions Feeder Transfers Step Down Bank Conversions Core Support IT Remote Disconnect Meter Data Management Utilinet System Operations Customer Projects Fleet Replacement Arc Flash Initiative *Subject to timely completion on budget. Amounts may not add due to rounding.

The Transmission 'Pipeline' of Projects is Robust

	2009P	2010-2011P	Total
Capacity	$13.5	$ 17.9	$ 37.8
Aging Infrastructure	3.6	55.5	59.1
Standards Compliance	5.3	9.0	14.3
Regional Opportunities	5.0	25.0	30.0
Total Transmission*	$27.4	$113.8	$141.2



27%
42%
10%
21%
Capacity
Standards Compliance
Aging Infrastructure
Regional Opportunities

Capacity

Shelton Substation
- ☑ Needs Assessment (Complete)
- ☑ Preliminary Design (Complete)
- ☑ Siting Process (In progress)
- ☑ Design (In progress)
- ❑ Construction

Union Avenue
- ☑ Needs Assessment (Complete)
- ☑ Preliminary Design (Complete)
- ☑ Siting Process (Complete)
- ☑ Design (In progress)
- ❑ Construction

Aging Infrastructure

Grand Avenue
- ☑ Needs Assessment (Complete)
- ☑ Preliminary Design (Complete)
- ☑ Siting Process (Complete)
- ☑ Design (In progress)
- ❑ Construction

Baird Substation
- ☑ Needs Assessment (Complete)
- ❑ Preliminary Design
- ❑ Siting Process
- ❑ Design
- ❑ Construction

Standards Compliance

Compliance (NERC, BPS and Cyber)
- ☑ Needs Assessment (Complete)
- ☑ Preliminary Design (Complete)
- ☑ Design (In progress)
- ❑ Construction

☑ Complete
☑ In progress

*Subject to timely completion on budget. Amounts may not add due to rounding.

Near-Term Rate Base Growth* 2007 2008 2009P 2010P 2011P Distribution 430.6 476 484 522 594 CTA 224.2 194 162 127 91 Transmission 194 361 407 417 435 849 1031 1052 1065 1121 Avg Rate Base $ MM 23% 35% 39% 39% 39% 26% 19% 15% 12% 8% 51% 46% 46% 49% 53% Rate base growth even with a declining CTA balance *Excludes GenConn equity investments. *Subject to timely completion on budget